Exhibit 99 (a)

NEWS

NEWS FOR IMMEDIATE RELEASE:	April 24, 2008
BANK OF GRANITE CORPORATION
REPORTS FIRST QUARTER RESULTS
     Bank of Granite Corporation (NASDAQ: GRAN) (“the Company”) reported earnings of $1.72 million, or $0.11 per share, for the quarter ended March 31, 2008, a decrease of 57.6% from the $4.04 million, or $0.25 per share, reported for the first quarter of 2007. As of March 31, 2008, the Company’s total assets, loans, and deposits were all at higher levels compared to March 31, 2007. The Company and its banking subsidiary remained well capitalized according to regulatory capital measures.
     The earnings decrease for the quarter primarily resulted from decreases in interest and fee income from loans and higher noninterest expenses. The decline in loan income was due to a combination of lower loan yields on the Company’s variable rate loans and higher levels of nonperforming loans. The Company’s net interest margin decreased to 3.81% in the first quarter of 2008 compared to 4.95% in the first quarter of 2007, primarily due to the lower loan income without comparable decreases in funding costs. The Company also reported a 15.9% increase in its noninterest expenses related primarily to increased costs of personnel, professional, and consulting fees.
     The Company’s nonperforming loans of $41.23 million as of March 31, 2008 were up significantly compared to March 31, 2007 as the Company’s banking subsidiary continued to work through problem commercial loans. Scott Anderson, CEO, said, “While we were disappointed in our first quarter results, we continue to focus on strengthening our credit quality and underwriting as we resolve our problem loans. This is a difficult and necessary process, and I commend our employees for their commitment and dedication in dealing with our challenges and opportunities.”
     As of March 31, 2008, the Company’s total assets were $1.24 billion, total loans were $0.95 billion, and total deposits were $1.01 billion. Total assets grew 1.6%, loans grew 1.8%, and deposits grew 3.8% from March 31, 2007. Total assets, total loans, and total deposits were at record levels as of March 31, 2008. The Company’s leverage, Tier 1, and total risk-based capital ratios were 8.63%, 9.83%, and 11.08%, respectively, as of March 31, 2008.
     Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. Bank of Granite operates twenty-two full-service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes, as well as a loan production office in Guilford County. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland and Rowan counties.

PO Box 128 Granite Falls, NC 28630	www.bankofgranite.com

Please see the attached supplemental “Financial Data” tables.
For further information, please contact:
Karen Clark-Caruso, Public Relations, 828.345.6863 or kcaruso@bankofgranite.com, or Kirby Tyndall, Chief Financial Officer, 828.496.2026 or ktyndall@bankofgranite.com
Disclosures about Forward Looking Statements
     The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of our Company and our management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of our customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.
* * * * *

Bank of Granite Corporation

	Three Months Ended
Selected Financial Data	March 31,
(in thousands except per share data)	2008	2007	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$19,159	$22,635	-15.4%
Interest expense	8,611	8,960	-3.9%

Net interest income, taxable equivalent	10,548	13,675	-22.9%
Taxable equivalent adjustment (1)	197	232	-15.1%

Net interest income	10,351	13,443	-23.0%
Loan loss provision	1,411	1,917	-26.4%
Noninterest income	3,220	3,151	2.2%
Noninterest expense	9,659	8,336	15.9%

Income before income taxes	2,501	6,341	-60.6%
Income taxes	786	2,297	-65.8%

Net income	$1,715	$4,044	-57.6%

Earnings per share — Basic	$0.11	$0.25	-56.0%
Earnings per share — Diluted	0.11	0.25	-56.0%

Average shares — Basic	15,438	16,018	-3.6%
Average shares — Diluted	15,457	16,074	-3.8%

Consolidated balance sheet data at March 31:
Total assets	$1,235,624	$1,215,633	1.6%
Total deposits	1,011,717	974,754	3.8%
Loans (gross)	949,065	932,186	1.8%
Stockholders’ equity	115,434	148,248	-22.1%

Consolidated average balance sheet data:
Total assets	$1,214,147	$1,202,007	1.0%
Total deposits	988,626	960,524	2.9%
Loans (gross)	948,732	927,001	2.3%
Stockholders’ equity	117,681	149,277	-21.2%

Consolidated performance ratios:
Return on average assets*	0.57%	1.36%
Return on average equity*	5.86%	10.99%
Net interest margin*	3.81%	4.95%
Efficiency ratio (2)	70.16%	49.54%

Consolidated asset quality data and ratios:
Nonaccruing loans	$40,260	$13,087	207.6%
Accruing loans 90 days past due	969	1,615	-40.0%

Nonperforming loans	41,229	14,702	180.4%
Foreclosed properties	2,511	1,453	72.8%

Nonperforming assets	43,740	16,155	170.8%

Allowance for loan losses	15,459	16,672	-7.3%

Loans charged off	4,602	1,134	305.8%
Recoveries of loans charged off	976	101	866.3%

Net loan charge-offs	3,626	1,033	251.0%

Net charge-offs to average loans*	1.54%	0.45%
Nonperforming loans to total assets	3.34%	1.21%
Allowance coverage of nonperforming loans	37.50%	113.40%
Allowance for loan losses to gross loans	1.63%	1.79%
Allowance for loan losses to net loans	1.66%	1.82%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$9,601	$12,944	-25.8%
Loan loss provision	1,399	1,905	-26.6%
Noninterest income	2,177	2,256	-3.5%
Noninterest expense	7,847	6,771	15.9%
Income taxes	711	2,225	-68.0%
Net income	1,821	4,299	-57.6%

Granite Mortgage
Net interest income	$842	$748	12.6%
Loan loss provision	12	12	0.0%
Noninterest income	1,043	895	16.5%
Noninterest expense	1,685	1,451	16.1%
Income taxes	75	72	4.2%
Net income	113	108	4.6%

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of tax equivalent net interest income and noninterest income.

Bank of Granite Corporation

	Quarters Ended
Supplemental Quarterly Financial Data	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands except per share data)	2008	2007	2007	2007	2007

Consolidated earnings summary:
Interest income, taxable equivalent	$19,159	$22,318	$22,152	$23,246	$22,635
Interest expense	8,611	9,309	9,387	9,192	8,960

Net interest income, taxable equivalent	10,548	13,009	12,765	14,054	13,675
Taxable equivalent adjustment (1)	197	205	205	216	232

Net interest income	10,351	12,804	12,560	13,838	13,443
Loan loss provision	1,411	3,006	42,737	7,471	1,917
Noninterest income	3,220	3,490	3,150	3,210	3,151
Noninterest expense	9,659	10,496	9,380	8,789	8,336

Income (loss) before tax expense (benefit)	2,501	2,792	(36,407)	788	6,341
Income tax expense (benefit)	786	860	(14,391)	51	2,297

Net income (loss)	$1,715	$1,932	$(22,016)	$737	$4,044

Earnings (loss) per share — Basic	$0.11	$0.12	$(1.40)	$0.05	$0.25
Earnings (loss) per share — Diluted	0.11	0.12	(1.40)	0.05	0.25

Average shares — Basic	15,438	15,468	15,694	15,928	16,018
Average shares — Diluted	15,457	15,490	15,694	15,970	16,074

Consolidated ending balance sheet data:
Total assets	$1,235,624	$1,219,148	$1,189,176	$1,221,282	$1,215,633
Total deposits	1,011,717	971,989	979,365	984,153	974,754
Loans (gross)	949,065	946,326	909,653	941,884	932,186
Stockholders’ equity	115,434	115,265	116,112	143,843	148,248

Consolidated average balance sheet data:
Total assets	$1,214,147	$1,198,879	$1,212,281	$1,210,595	$1,202,007
Total deposits	988,626	971,663	977,049	970,408	960,524
Loans (gross)	948,732	929,342	942,154	934,891	927,001
Stockholders’ equity	117,681	117,042	143,726	149,011	149,277

Consolidated performance ratios:
Return on average assets*	0.57%	0.64%	-7.21%	0.24%	1.36%
Return on average equity*	5.86%	6.55%	-60.77%	1.98%	10.99%
Net interest margin*	3.81%	4.69%	4.48%	4.99%	4.95%
Efficiency ratio (2)	70.16%	63.62%	58.94%	50.91%	49.54%

Consolidated asset quality data and ratios:
Nonaccruing loans	$40,260	$36,450	$27,267	$22,549	$13,087
Accruing loans 90 days past due	969	162	491	2,830	1,615

Nonperforming loans	41,229	36,612	27,758	25,379	14,702
Foreclosed properties	2,511	2,491	2,605	3,416	1,453

Nonperforming assets	43,740	39,103	30,363	28,795	16,155

Allowance for loan losses	15,459	17,673	17,569	22,102	16,672

Loans charged off	4,602	3,140	47,308	2,081	1,134
Recoveries of loans charged off	976	237	39	40	101

Net loan charge-offs	3,626	2,903	47,269	2,041	1,033

Net charge-offs to average loans*	1.54%	1.24%	19.90%	0.88%	0.45%
Nonperforming loans to total assets	3.34%	3.00%	2.33%	2.08%	1.21%
Allowance coverage of nonperforming loans	37.50%	48.27%	63.29%	87.09%	113.40%
Allowance for loan losses to gross loans	1.63%	1.87%	1.93%	2.35%	1.79%
Allowance for loan losses to net loans	1.66%	1.90%	1.97%	2.40%	1.82%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$9,601	$12,252	$11,906	$13,169	$12,944
Loan loss provision	1,399	2,994	42,725	7,459	1,905
Noninterest income	2,177	2,574	2,117	2,138	2,256
Noninterest expense	7,847	8,777	7,584	6,973	6,771
Income tax expense (benefit)	711	852	(14,456)	(58)	2,225
Net income (loss)	1,821	2,203	(21,830)	933	4,299

Granite Mortgage
Net interest income	$842	$751	$857	$893	$748
Loan loss provision	12	12	12	12	12
Noninterest income	1,043	916	1,033	1,072	895
Noninterest expense	1,685	1,635	1,715	1,681	1,451
Income taxes	75	8	65	109	72
Net income	113	12	98	163	108

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of tax equivalent net interest income and noninterest income.

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